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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 16, 2001
(Date of earliest event reported)

FORTEL INC.
(Exact name of registrant as specified in charter)

California	0-12194	95-2566313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46832 Lakeview Boulevard, Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 440-9600

Item 5. Other Events.

    On May 15, 2001 FORTEL Inc. (the "Company"), (OTC-BB: FRTL.OB) received notification from the Nasdaq Listing Qualifications Panel that the panel had determined to delist the Company's common stock from quotation on The Nasdaq Stock Market effective with the opening of business, May 16, 2001, due to the Company's failure to meet the net tangible assets and minimum bid price maintenance criteria for continued listing.

    The Company's common stock may be eligible to trade on the OTC Bulletin Board. As a consequence of the delisting, the Company's common stock may become subject to regulation as a "penny stock." The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price or exercise price less than $5.00 per share, subject to certain exceptions, including listing on the Nasdaq SmallCap Market. If no other exception applies, the Company's common stock may become subject to the SEC's Penny Stock Rules, Rule 15g-1 through Rule 15g-9 under the Exchange Act. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker- dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of holders to sell these securities in the secondary market and the price at which such holders can sell any such securities. Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell such securities except in transactions exempted from such rule. Such exempt transactions include those meeting the requirements of Rule 505 or 506 of Regulation D promulgated under the Securities Act and transactions in which the purchaser is an institutional accredited investor or an established customer of the broker-dealer. As a result of the delisting from The Nasdaq SmallCap Market, holders of our Common Stock may be unable to readily sell the stock they hold or may not be able to sell it at all.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description of Document
99.1	Press Release of the Company dated May 16, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2001	FORTEL INC.
	By:	/s/ ASA W. LANUM Asa W. Lanum President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press Release of the Company dated May 16, 2001

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FORM 8-K
Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS